UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): November 8, 2021

ADT Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida 33431
(Address of principal executive offices)

(561) 988-3600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Purchase Agreement
On November 8, 2021, ADT Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with The ADT Security Corporation, an indirect wholly owned subsidiary of the Company (“Buyer”), Compass Solar Group, LLC, a Delaware limited liability company (“CSG”), MGG SPV VIII LLC, a Delaware limited liability company (“SPV VIII”), MGG SPV VII LLC, a Delaware limited liability company (“SPV VII” and, together with SPV VIII, the “Blockers”), the members of CSG party thereto (the “CSG Members”), the members of the Blockers party thereto (the “Blocker Members”), and the Member Representative named therein, pursuant to which Buyer has agreed to acquire all of the issued and outstanding membership interests of CSG from the CSG Members and all of the issued and outstanding membership interests of each of the Blockers from the Blocker Members (together with the other transactions contemplated thereby, the “Transaction”). The base purchase price payable to the CSG Members and the Blocker Members consists of $160 million in cash (the “Cash Consideration”) and 77,750,000 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, subject to adjustment as set forth in the Purchase Agreement.
Consummation of the Transaction is subject to the satisfaction or waiver of (i) specified conditions, including that the Company and the applicable CSG Members and Blocker Members shall have entered into an Investor Rights Agreement (the “Investor Rights Agreement”), and (ii) other customary closing conditions, including (a) the accuracy of each applicable party’s representations and warranties (subject to customary qualifiers), (b) each party’s compliance in all material respects with its agreements and covenants contained in the Purchase Agreement, (c) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 having expired, (d) no temporary restraining order, preliminary or permanent injunction or other order preventing consummation of the Transaction shall be in effect, no law, rule, regulation, order, judgment, decree, ruling or arbitration award shall be in effect that would, enjoin or prohibit the consummation of the Transaction and no action shall be pending before any court or other governmental entity seeking to prevent consummation of the Transaction, (e) the absence of any material adverse effect on CSG, (f) the payoff and termination of certain indebtedness and liens of CSG, (g) the offer of employment with the Company for Marc Jones, (h) CSG shall have delivered evidence that it has bound a D&O tail insurance policy, and (i) certain customary consents of third parties shall have been obtained. The Company expects that the Transaction will close in the fourth quarter of 2021.
The Purchase Agreement includes customary representations, warranties and covenants of the Company, the Buyer, CSG, the CSG Members, and the Blockers. CSG, the CSG Members, and the Blockers have agreed to conduct the business in the ordinary course and not to enter into certain arrangements or take certain actions between the signing of the Purchase Agreement and closing of the Transaction. Certain CSG Members and Blocker Members have also agreed to certain non-solicitation and non-competition covenants set forth in the Purchase Agreement. Buyer, the CSG Members, and the Blocker Members have agreed to use commercially reasonable efforts to obtain the clearance, approval or expiration of applicable antitrust laws with respect to the Transaction, as more fully set forth in and subject to the terms and conditions of the Purchase Agreement.
The Purchase Agreement further specifies that, upon the closing of the Transaction, the Company and the applicable CSG Members and Blocker Members (the “Holders”) will enter into the Investor Rights Agreement, pursuant to which certain Holders will agree to be bound by customary transfer restrictions, drag-along rights, and rights of first refusal, and be afforded certain customary registration rights with respect to the Common Stock held by such Holders, subject to the terms and conditions set forth therein. Under the terms of the Investor Rights Agreement, as more fully set forth therein, the Holders, other than those controlled by Marc Jones, will be prohibited, subject to certain exceptions, from transferring any shares of Common Stock issued in the Transaction for a period of six months following the closing of the Transaction, which transfer restrictions will be released with respect to the lesser of one-twelfth of their shares of Common Stock and their pro rata portion of 4.1 million shares each month thereafter. The Holders controlled by Marc Jones will be prohibited, subject to certain exceptions, from transferring any shares of Common Stock issued in the Transaction for a period of three years following the closing of the Transaction, which transfer restrictions will be released with respect to one-twelfth of their shares of Common Stock each month thereafter. In addition, the transfer restrictions applicable to Holders controlled by Marc Jones will be released with respect to 3.2 million shares of Common Stock on the one-year anniversary of the closing of the Transaction.
The foregoing descriptions of the Purchase Agreement and the Investor Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the Investor Rights Agreement, which will be filed with our Annual Report on Form 10-K for fiscal year 2021.
The representations, warranties and covenants contained in the Purchase Agreement were made by the parties thereto only for purposes of the Purchase Agreement and as of specific dates as set forth therein; were made solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement; may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Accordingly, such representations, warranties and covenants or any descriptions thereof should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company or any of its subsidiaries or affiliates at the time they were made and the information in the Purchase Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”). Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.02 Results of Operations and Financial Condition.
On November 9, 2021, the Company issued a press release announcing its financial results for the three and nine months ended September 30, 2021. A copy of the Company’s press release is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the agreement to issue shares of Common Stock to the CSG Members and the Blocker Members pursuant to the Purchase Agreement is incorporated herein by reference. The issuance of the shares of Common Stock to the CSG Members and Blocker Members will be exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.
Item 7.01 Regulation FD Disclosure.
Common Stock Dividends
On November 9, 2021, the Company announced a dividend of $0.035 per share to holders of the Company's common stock and Class B common stock of record on December 16, 2021. The dividend will be distributed on January 4, 2022.
A copy of the press release announcing the declaration of the dividends is furnished herewith as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Entry into a Material Definitive Agreement for Compass Solar Group, LLC
On November 9, 2021, the Company issued a press release announcing the signing of the Purchase Agreement. A copy of the Company’s press release is being furnished herewith as Exhibit 99.2 and is incorporated herein by reference in its entirety.
The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press Release dated November 9, 2021 announcing ADT Inc.’s Financial Results for the three and nine months ended September 30, 2021.
99.2	Press Release dated November 9, 2021 announcing the signing of the Purchase Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	November 9, 2021	ADT Inc.

		By:	/s/ Jeffrey Likosar
Jeffrey Likosar
Chief Financial Officer and President, Corporate Development